EXHIBIT 10.2
ARTICLES OF AMENDMENT
TO
SECOND RESTATED ARTICLES OF INCORPORATION
OF
ATS MEDICAL, INC.
     The undersigned, President and Chief Executive Officer of ATS Medical, Inc., a Minnesota corporation, hereby certifies that pursuant to Chapter 302A of the Minnesota Business Corporation Act, the following resolution was duly adopted by the board of directors of such corporation in accordance with the authority contained in section 302A.135 of the Minnesota Business Corporation Act, and by the shareholders of such corporation in accordance with the authority contained in section 302A.135 of the Minnesota Business Corporation Act, and that such resolution has not been subsequently modified or rescinded:
     RESOLVED, that Article 3 of the Company’s Second Restated Articles of Incorporation shall be amended in its entirety to read as follows:
ARTICLE 3. AUTHORIZED SHARES
     The aggregate number of authorized shares of the corporation is 150,000,000, $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may form time to time establish, fix, and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences.
     IN WITNESS WHEREOF, the undersigned, President and Chief Executive Officer of ATS Medical, Inc., being duly authorized on behalf of ATS Medical, Inc., has executed this document this 8th day of May, 2008.

\s\ Michael D. Dale
Michael D. Dale
President and Chief Executive Officer